Exhibit 4.1

A statement of the designations, voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such preferences and rights of each class of stock which the Company is authorized to issue is set forth in Article FOURTH of the Certificate of Incorporation, as amended, of the Company, copies of which Article may be obtained, without charge, from the office of the Company or from the office of the Transfer Agent.

Keep this certificate in a safe place. If it is lost, stolen or destroyed the Company will require a bond of indemnity as a condition to the issuance of a replacement certificate.

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT/UNIF TRANS MIN ACT	–	Custodian
(Cust) (Minor)

TEN ENT	–	as tenants by the entireties			under Uniform Gifts/Trans to Minors

JT TEN	–	as joint tenants with right of survivorship and not as tenants in common			Act (State)

Additional abbreviations may also be used though not in the above list.

For value received

the undersigned

hereby sell, assign

and transfer unto

Please print or typewrite name and address including postal zip code of assignee.

Please insert social security or other identifying number of assignee.

Shares

of the capital stock

represented by the within

Certificate, and do hereby

irrevocably constitute

and appoint

Attorney

to transfer the said

stock on the books

of the within named

Company with full power

of substitution in

the premises.

Dated

X

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement, or any change whatever.

SIGNATURE(S) GUARANTEED:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PRODUCTION COORDINATOR: Holly Groner 931-490-7660 PROOF OF: APRIL 1, 2011 CITIGROUP INC. TSB 3455 BK
OPERATOR: JH
NEW

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